EXHIBIT 99.1

SENOMYX ANNOUNCES EXPANSION AND AMENDMENT

OF COLLABORATION WITH NESTLÉ SA

LA JOLLA, CA – March 24, 2006 – Senomyx, Inc. (NASDAQ: SNMX), a leading company focused on using proprietary technologies to discover and develop novel flavor ingredients for the packaged food and beverage industry, announced today the expansion and amendment of its agreement with Nestlé SA, the world’s largest food company. The agreement, which covers the discovery and commercialization of novel flavors and flavor enhancers in the dehydrated and culinary food, frozen food, and wet soup product categories, has been expanded to include commercialization of novel flavors and flavor enhancers in the pet food category on a co-exclusive basis. Upon commercialization, Senomyx will receive royalty payments based on sales of products containing its flavors and flavor enhancers developed under the amended agreement. The amendment also allows Senomyx to reacquire specified rights from Nestlé in certain areas.

“We are extremely pleased to expand our agreement with Nestlé into a large, new category,” said Kent Snyder, President and Chief Executive Officer of the Company.

In addition to the expansion, the agreement has been amended to allow Senomyx to reacquire rights to certain of its flavor ingredients in certain geographic regions. As a result of the amendment, Nestlé now has rights to flavor ingredients in Europe, Asia, Israel, Oceania, Africa, the Middle East, and Latin America in specified product categories within the dehydrated and culinary food, frozen food, and/or wet soup product categories, as well as worldwide rights for the pet food category, while Senomyx has certain rights in North America and specified product categories in other geographic regions.

“Senomyx seeks to maximize the value of our assets by granting license rights in specified geographies to the flavor ingredients resulting from our discovery and development programs based on the strengths and needs of our partners,” Snyder explained. “The strategy of granting either worldwide or selected regional rights is intended to enable Senomyx to optimize potential royalties that could be received from commercialization of products containing the Company’s flavor ingredients,” Snyder added.

“We look forward to continuing our work with Nestlé,” Snyder said. “Senomyx now has eight product discovery and development collaborations with six of the world’s foremost packaged food and beverage companies: Ajinomoto, Cadbury Schweppes, Campbell Soup, Coca-Cola, Kraft Foods, and Nestlé. We believe that these collaborations provide further validation of Senomyx’s technology and business model, and are consistent with our goal of maximizing Senomyx’s economic value by continuing to leverage our unique capabilities.”

Conference Call:

Senomyx will host a conference call at 9:00 a.m. Eastern Time (6:00 a.m. Pacific Time) today to discuss the Company’s new collaborations. To access the call in the U.S. dial (866) 383-7989 or from outside the U.S. dial (617) 597-5328. The participant passcode for this conference call is 94817637. Additionally, the call will be webcast under the Investor Relations section of Senomyx’s website at www.Senomyx.com and will be archived there for 30 days following the conclusion of the conference call.

About Senomyx, Inc. (www.senomyx.com)

Senomyx is a leading company focused on using proprietary taste receptor-based assays, screening technologies and optimization chemistry to discover and develop novel flavors, flavor enhancers and taste modulators for the packaged food and beverage industry. Senomyx’s current programs focus on the development of flavors, flavor enhancers and taste modulators in the savory, sweet, salt and bitter taste areas. Senomyx has entered into product discovery and development collaborations with six of the world’s leading packaged food and beverage companies: Ajinomoto Co., Inc., Cadbury Schweppes, Campbell Soup Company, The Coca-Cola Company, Kraft Foods Global, Inc. and Nestlé SA.

Forward-Looking Statements

Statements included in this press release that are not a description of fact are forward-looking statements, including, but not limited to, statements regarding potential payments under our collaboration with Nestlé, plans for our taste receptor research, commercial potential, future products or additional collaborations. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans, projections or future financial, scientific or business objectives will be achieved. Our actual results may differ materially from any projected future results set forth in this release as a result of the risks and uncertainties inherent in our business including, without limitation, difficulties or delays in developing, testing, obtaining regulatory approval, producing and marketing our flavors, flavor enhancers, taste modulators and related technologies; whether we will be able to further extend or expand our collaboration with Nestlé or enter into additional collaborations; our ability to collect royalties under our collaborations; the progress and timing of our scientific programs; changes in the laws or regulations of the United States and other countries that could adversely affect our and our collaborators’ ability to develop and commercialize our products; whether any of our collaborations will result in the discovery and development of novel flavors, flavor enhancers or taste modulators, improve the nutritional profile of products incorporating them or otherwise enhance our market position; our ability to protect our intellectual property and proprietary technology and to maintain and enforce our licensing arrangements with various third party licensors;  our ability to define the scope and validity of patent protection for our products and technologies; competition from other companies and flavor manufacturers and other risks detailed in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2005. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and we undertake no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

Contact:

Gwen Rosenberg

Senomyx, Inc.

Executive Director, Investor Relations & Corporate Communications

858-646-8369

gwen.rosenberg@senomyx.com

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